SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: December 9, 2004
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.

             (Exact name of registrant as specified in the charter)

           Delaware                       0-23788                 32-3284403
(State or other jurisdiction of    (Commission File No.)        (IRS Employer
        incorporation)                                       Identification No.)


                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                               -------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On December 9, 2004, Xechem International, Inc. (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor") entered into the Second Amendment to the CepTor Agreement (the "Second Amendment"). A copy of the Second Amendment is attached hereto as Exhibit 10.1 and fully incorporated herein.

      The parties entered into the original CepTor Agreement on March 31, 2004 (the "CepTor Agreement"), in order to provide a mechanism, for among other things, facilitating the independent financing of CepTor and a means of liquidity for the Company. A copy of the CepTor Agreement was filed as an exhibit to the Company's Form 10-KSB filed with the SEC on April 15, 2004 (File No. 000-23788), and is fully incorporated herein. The parties entered into a First Amendment to the CepTor Agreement in April 2004 (the "First Amendment"), in order to further the purposes of the CepTor Agreement by adding to and modifying certain terms and provisions of the CepTor Agreement.

      The parties entered into the Second Amendment as part of a merger (the "Merger"). Medallion Crest Management, Inc., a Florida corporation ("Medallion"), CepTor and CepTor Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Medallion ("Acquisition Corp.") entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement"), pursuant to which CepTor merged with and into Acquisition Corp, with CepTor surviving as the wholly owned subsidiary of Medallion. Pursuant to the Merger Agreement, Medallion acquired all of the outstanding capital stock of CepTor in exchange for issuing shares of Medallion's common stock, par value $0.0001 per share (the "Medallion Common Stock") to CepTor's shareholders at a ratio of
2.165674 shares of Medallion Common Stock for each share of CepTor common stock outstanding at the effective time of the Merger, and assumed certain obligations of CepTor to holders of its outstanding indebtedness and others. As a result, the former shareholders of CepTor became shareholders of Medallion, and Medallion changed its corporate name to CepTor Corporation ("Medallion/CepTor"). The Company was the record holder of 1,800,000 issued and outstanding shares of common stock of CepTor, which following the Merger converted into 3,898,213 shares of Medallion Common Stock.

      As a condition to closing of the Merger Agreement, concurrently with the closing of the Merger, Medallion/CepTor sold to subscribers 103.62 units (the "Offering"), pursuant to a private offering which is described in a Confidential Private Placement Memorandum of Medallion/CepTor, dated October 22, 2004, as supplemented November 16, 2004 (the "PPM").

      The CepTor Agreement provided for a put obligation with respect to the capital raised through the Offering (the "Put"). The number of shares of CepTor to be put by the Company pursuant to the Put shall be that amount of shares equal to the quotient of: (a) twenty-five percent (25%) of the gross cash raised (before any commissions or other expenses) in each tranche of equity financing, divided by (b) the price per share of Medallion common stock, at which such equity tranche is raised. The Second Amendment revised the Put percent to ten percent (10%) pursuant to the requirement of the placement agent of the Offering. Under the terms of the PPM, Medallion/CepTor was raising a minimum of $2.5 million and a maximum of

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$6.0 million from the offering of Units. Each Unit consisted of one share of
Series A Convertible Preferred Stock and a warrant for 5,000 shares of Medallion/CepTor common stock, exercisable at $2.50 per share. Units were offered by the placement agent for sale at $25,000 per Unit. Shares of Series A Convertible Preferred Stock were convertible into 10,000 shares of Medallion/CepTor common stock.

      Therefore, under the PPM, assuming gross Offering proceeds of $2.5 million from the sale of 100 Units, the Company would exercise its Put for $250,000 in cancellation of 100,000 shares ($2,500,000 x .10 = $250,000/$2.50 = 100,000);
and assuming gross proceeds of $6 million from the sale of 240 Units, the Company would exercise its Put for $600,000 in cancellation of 240,000 shares ($6,000,000 x .10 = $600,000/$2.50 = 240,000). In no event, may one or more exercises of the Put result in any amount in excess of $2.0 million being redeemed by Medallion/CepTor. Medallion/CepTor sold $2,590,500 or 103.62 Units pursuant to an initial closing of the Offering. Therefore, according to the terms of the Second Amendment, the Company Put and Medallion/CepTor redeemed 103,620 shares of its Medallion/CepTor stock at $2.50 per share for a total consideration of $259,050 ($2,590,500 x .10 = $259,050/$2.50 = 103,620).
Following the Put/redemption, the Company currently owns 3,794,593 shares of Medallion/CepTor stock.

      Each further tranche for shares of equity to be sold by Medallion/CepTor subsequent to the Offering will result in the exercise of the Put by the Company, and shall be priced at the issue price per share for the tranche of equity corresponding to the Put to the greatest extent that is consistent with the principles identified herein. The Company's Put (and Medallion/CepTor's redemption obligation) will cease once the Company has put $2.0 million, in the aggregate to Medallion/CepTor.

      Pursuant to the terms of the CepTor Agreements, the Company shall continue to be entitled to the royalty of two percent (2%) of gross revenues received by Medallion/CepTor with respect to the sale or licensing of products incorporating any of the CepTor intellectual property owned by CepTor on the effective date of the CepTor Agreement.

      Finally, the shares of Medallion/CepTor common stock issued to the Company pursuant to the Merger after giving effect to the Put (the "Company Common Stock") are subject to a lock-up agreement amongst the parties to the Second Amendment as follows: the Company will not sell its Company Common Stock for a period of six months following the effective date of the registration of the securities sold through the Offering; thereafter, the Company may sell an amount equal to up to fifty percent (50%) of the Company Common Stock until the first anniversary of the effective date of the registration, at which time the Company will be free to sell all its shares of Company Common Stock. If the shares of Medallion/CepTor common stock issued pursuant to the Offering are not registered within six months following the termination of the Offering, then the Company Common Stock shall be under a lock up agreement for a period of one year following the termination of the Offering, at which time the Company may sell up to fifty percent (50%) of its Company Common Stock, with the ability to sell all of its Company Common Stock eighteen months following the termination of the Offering.

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      The descriptions of the Merger, the Merger Agreement, the CepTor
Agreement, and the Second Amendment included in this draft are not complete, and are qualified in their entirety by reference to the appropriate documents which are filed as an Exhibit and are incorporated herein by reference.

Item 8.01 OTHER EVENTS.

      Please see the description of the proposed Merger, Merger Agreement and Offering described under Item 1.01 herein.

Item 9.01 EXHIBITS.

      (c)   Exhibits.

      Exhibit 2.1 - Agreement of Merger and Plan of Reorganization, by and among Medallion Crest Management, Inc., a Florida corporation ("Medallion"), CepTor and CepTor Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Medallion ("Acquisition Corp."), is filed as an exhibit to CepTor Corporation, formerly Medallion Crest Management, Inc.'s Current Report on Form 8-K filed with the SEC on December 14, 2004 (File No. 000-50502).

      Exhibit 10.1 - Second Amendment to the CepTor Agreement, dated December 9, 2004, by and among Xechem International, Inc., a Delaware corporation (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor").

      Exhibit 10.2 - CepTor Agreement, dated March 31, 2004, by and among Xechem International, Inc., a Delaware corporation (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor"), previously filed as an exhibit to the Company's Form 10-KSB filed with the SEC on April 15, 2004 (File No. 000-23788), and incorporated herein by reference.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 14, 2004

                                       XECHEM INTERNATIONAL, INC.

                                       By: /s/ Ramesh C. Pandey Ph. D
                                           --------------------------
                                           Ramesh C. Pandey, Ph.D.,
                                           Chief Executive Officer

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                                  EXHIBIT INDEX

      Exhibit 2.1 - Agreement of Merger and Plan of Reorganization, by and among Medallion Crest Management, Inc., a Florida corporation ("Medallion"), CepTor and CepTor Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Medallion ("Acquisition Corp."), is filed as an exhibit to CepTor Corporation, formerly Medallion Crest Management, Inc.'s Current Report on Form 8-K filed with the SEC on December 14, 2004 (File No. 000-50502).

      Exhibit 10.1 - Second Amendment to the CepTor Agreement, dated November 16, 2004, by and among Xechem International, Inc., a Delaware corporation (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor").

      Exhibit 10.2 - CepTor Agreement, dated March 31, 2004, by and among Xechem International, Inc., a Delaware corporation (the "Company"), William Pursley ("WP"), and CepTor Corporation, a Delaware corporation, and the wholly owned subsidiary of the Company ("CepTor"), previously filed as an exhibit to the Company's Form 10-KSB filed with the SEC on April 15, 2004 (File No. 000-23788), and incorporated herein by reference.

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